--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


--------------------------------------------------------------------------------


                                    FORM 8-K


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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 10, 2006


--------------------------------------------------------------------------------


                                   CHARTERMAC
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


--------------------------------------------------------------------------------


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


        1-13237                                         13-3949418
(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)


                     625 MADISON AVENUE, NEW YORK, NY 10022
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 317-5700

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT


--------------------------------------------------------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))


[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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



--------------------------------------------------------------------------------



ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
           ---------------------------------------------

On November 10, 2006, CharterMac (the "Company") (NYSE: CHC) released a press release announcing its financial results for the third quarter and nine months ended September 30, 2006. A copy of this press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information included in this Current Report, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished pursuant to "Item 2.02. Disclosure of Results of Operations and Financial Condition" and not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12 (a) (2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
           ------------------------------------------------------------------

(a).  Financial Statements
      --------------------

Not Applicable

(b).  Pro Forma Financial Information
      -------------------------------

Not Applicable

(c).  Exhibits
      --------

99.1 Press Release dated November 10, 2006, "CharterMac Reports Third Quarter Financial Results For 2006".

--------------------------------------------------------------------------------


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


CharterMac
(Registrant)

                                                    BY:  /s/ Marc D. Schnitzer
                                                         ---------------------
                                                         Marc D. Schnitzer
                                                         Chief Executive Officer


November 10, 2006

AT THE COMPANY
Brenda Abuaf, Corporate Communications
(800) 831-4826


               CHARTERMAC REPORTS THIRD QUARTER FINANCIAL RESULTS


NEW YORK, NY - NOVEMBER 10, 2006 - CharterMac (the "Company") (NYSE: CHC) today announced financial results for the third quarter and nine months ended September 30, 2006.

"CharterMac had a very strong quarter both from an operational and a financial standpoint," commented Marc D. Schnitzer, Chief Executive Officer and President of CharterMac. "Our core businesses performed well, we closed three large tax credit investment funds and we made significant progress with the integration of ARCap, our newly acquired subsidiary. We believe that we are on track to finish the year in accordance with our financial expectations."

FINANCIAL HIGHLIGHTS

CharterMac reported total revenues of approximately $107.0 million for the three months ended September 30, 2006. Adjusted to exclude the impact of consolidated partnerships, as discussed on the third page of this press release, total revenues were approximately $102.4 million, which represents an increase of approximately 21.6% as compared to similarly adjusted revenues of approximately $84.2 million for the three months ended September 30, 2005. For the nine months ended September 30, 2006, CharterMac's total revenues were approximately $258.4 million. Adjusted to exclude the impact of consolidated partnerships, total adjusted revenues for the nine months ended September 30, 2006 were approximately $265.4 million, which represents an increase of approximately 15.1% as compared to similarly adjusted revenues of approximately $230.7 million for the nine months ended September 30, 2005.

For the three months ended September 30, 2006, CharterMac earned net income of approximately $14.6 million, representing a decrease of 22.0% as compared to approximately $18.7 million for the three months ended September 30, 2005. On a diluted per share basis, net income was $0.23 for the three months ended September 30, 2006, representing a decrease of 26.1% as compared to $0.31 for the three months ended September 30, 2005.

For the nine months ended September 30, 2006, CharterMac earned net income of approximately $33.5 million, representing a decrease of 36.7% as compared to approximately $52.9 million for the nine months ended September 30, 2005. On a diluted per share basis, net income was $0.51 for the nine months ended September 30, 2006, representing a decrease of 42.9% as compared to approximately $0.89 for the nine months ended September 30, 2005. The Company's net income decreased despite the increase in income before income taxes as we incurred income tax expense during the 2006 quarter compared to an income tax benefit we received during the 2005 quarter. The tax provision in the 2006 period relates to a higher level of current taxable income from the Fund Management segment due to increased fund sponsorship activity, coupled with a valuation allowance against deferred tax benefits.

For the three months ended September 30, 2006, CharterMac's Cash Available for Distribution ("CAD"), CharterMac's primary performance measure, was approximately $41.1 million, representing an increase of 25.9% as compared to approximately $32.6 million for the three months ended September 30, 2005. On a diluted per share basis, CAD was $0.70 for the three months ended September 30, 2006, representing an increase of 25.0% as compared to approximately $0.56 for the three months ended September 30, 2005.

Similar to Net Income, CAD was impacted by the income tax expense incurred during 2006 compared to 2005, and the incremental costs we recorded in the second quarter of 2006 also impacted CAD results for the nine months ended September 30, 2006. For the nine months ended September 30, 2006, CharterMac's CAD was approximately $80.1 million, representing a decrease of 8.4% as compared to approximately $87.4 million for the nine months ended September 30, 2005. On a diluted per share basis, CAD was $1.36 for the nine months ended September 30,

2006, representing a decrease of 9.3% as compared to CAD of $1.50 for the nine months ended September 30, 2005.

The following is a summary of CharterMac's investment and origination activity for the third quarter and nine months ended September 30, 2006:

INVESTMENT/ORIGINATION ACTIVITY:


                                                  THREE MONTHS ENDED   NINE MONTHS ENDED
                                                  ------------------   ------------------
                                                  SEPTEMBER 30, 2006   SEPTEMBER 30, 2006
                                                  ------------------   ------------------
                                                               (In thousands)
Revenue Bonds                                         $  133,589           $  269,569
Equity Investments in LIHTC Properties                   388,268              758,944
Agency Loans (Fannie Mae/Freddie Mac/
    Conduit & Others)                                    276,992              864,995
CharterMac Direct*                                       167,850              319,050
CharterMac Urban Capital**                                   834                  834
                                                      ----------           ----------
    TOTAL                                             $  967,533           $2,213,392
                                                      ==========           ==========


* For the three months ended September 30, 2006, American Mortgage Acceptance Company ("AMAC") funded $140,550 and the remaining $27,300 was funded by ARCap Investors, LLC ("ARCap") or a fund managed by ARCap. For the nine months ended September 30, 2006, AMAC funded $291,750 and the remaining $27,300 was funded by ARCap or a fund managed by ARCap.
** Reflects capital deployed to fund a previous commitment and a future commitment.

The following is a summary of investment fund closings for the third quarter and nine month period ended September 30, 2006:


                                                  THREE MONTHS ENDED   NINE MONTHS ENDED
                                                  ------------------   ------------------
                                                  SEPTEMBER 30, 2006   SEPTEMBER 30, 2006
                                                  ------------------   ------------------
                                                               (In thousands)
TAX CREDIT FUNDS
Corporate                                             $209,755             $477,945
Proprietary                                             43,431               83,293
Credit Intermediated                                   175,760              233,135
Other                                                    3,855                7,385
                                                      --------             --------
         TOTAL                                        $432,801             $801,758
                                                      ========             ========


CharterMac's loan servicing portfolio totaled approximately $18.0 billion at September 30, 2006. The following is a breakdown of servicing balances:

SERVICING
    (In thousands)

          Interim Servicing                              $8,571,000
          Primary Servicing                              $9,137,000
          Special Servicing                              $  250,000

With the ARCap acquisition, CharterMac servicing portfolio has expanded to include both special servicing and interim servicing, which entails short-term servicing for conduits prior to the issuance of their securitizations.

CENTERBROOK FINANCIAL LLC

During the three months ended September 30, 2006, Centerbrook Financial LLC ("Centerbrook"), the Company's credit intermediation subsidiary, completed its second transaction, providing a pool of credit default swaps in connection with the re-securitization of approximately $175 million of CharterMac's existing multifamily revenue bonds. Centerbrook's total re-securitization activity since its inception in June 2006 totaled approximately $979 million.

TERMINATION OF OPTION TO ACQUIRE 49% OF PLACECAPRI CAPITAL ADVISORS

On September 1, 2006, the Company's subsidiary CM Investor, LLC, terminated its option to purchase a 49% interest in Capri Capital Advisors ("CCA") in exchange for a $6.0 million termination fee from CCA. In connection with the termination of the option, CCA repaid the $20.0 million loan that CharterMac originally made to CCA in July of 2004, when CCA went through a recapitalization event. As part of the transaction, CCA transferred its interest in the investment fund Capri Urban Capital to CharterMac and the fund will be renamed CharterMac Urban Capital ("CUC"). Formed in 2001, CUC is an investment fund focused on making investments in multifamily and commercial properties in major urban markets. CUC's single investor is the California Public Employees Retirement System ("CalPERS"), although CharterMac has a co-investment agreement in the amount of 2.5% of all capital requirements. As of September 30, 2006, the fund had $58 million in assets under management, with a commitment from CalPERS for up to $135 million. In connection with the termination, CharterMac recorded a gain on sale of approximately $6.9 million, of which $6.0 million is attributed to the termination fee and approximately $900,000 is attributed to the value of the management agreement among a subsidiary and CUC.

CHARTERMAC REAL ESTATE SECURITIES

During October, 2006, CharterMac decided to cease operations of CharterMac Real Estate Securities ("CRES"), its Kansas City-based real estate securities fund management division. In connection with the closure of this business, the convertible securities that were given to CRES' founder will be returned to the Company, in addition to the Company's $5 million investment in one of CRES' investment funds. As a result, the Company recognized a goodwill impairment charge of approximately $0.9 million to account for the portion of CharterMac's total investment in and advances to CRES that were not expected to be recovered and wrote-off the $1.6 million unamortized balance of other intangible assets recognized at the time of the acquisition. While these write-offs effected our net income for the quarter ended September 30, 2006, they did not impact the Company's CAD.

CONSOLIDATED PARTNERSHIPS


As previously reported, CharterMac's earnings results include the results of Low-Income Housing Tax Credit ("LIHTC") Partnerships consolidated pursuant to FASB Interpretation 46 ( R ), as well as other LIHTC and Property Partnerships we control, but in which we have little or no equity interest. As CharterMac has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors. The consolidation, therefore, has an insignificant impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement.


In connection with the ARCap acquisition, we also sponsor funds to syndicate investments in Commercial Mortgage Backed Securities and re-securitization trusts ("CMBS Partnerships"). We maintain an equity interest in these CMBS funds.

MANAGEMENT CONFERENCE CALL

Management will conduct a conference call today at 10:00 a.m. Eastern Time to review the Company's third quarter and nine months financial results for the period ended September 30, 2006. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 946-0706. A webcast of the presentation will be available live and can be accessed through the Company's website, www.chartermac.com. To listen to the presentation via webcast, please go to the website's "Investor Relations" section at least 15 minutes prior to the start of the presentation. For interested individuals unable to join the conference call, a replay of the call will be available through Tuesday, November 14, 2006, at
(888) 203-1112 (Passcode 5548362) or on our website, through Friday, December 8, 2006.

SUPPLEMENTAL FINANCIAL INFORMATION

For  more  detailed  financial  information,   please  access  the  Supplemental
Financial Package, which is available in the Investor Relations section of the CharterMac website at www.chartermac.com.

ABOUT THE COMPANY

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies. CharterMac offers capital solutions to developers and owners of properties throughout the country and quality real estate investment products to institutional and retail investors. For more information, please visit CharterMac's website at http://www.chartermac.com or contact the Investor Relations Department directly at 800-831-4826.

                           CHARTERMAC AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                    (In thousands, except per share amounts)


                                                              ==============================
                                                              September 30,     December 31,
                                                                  2006              2005
                                                              -------------     ------------
                                                               (Unaudited)
Revenue bonds - at fair value                                   $2,505,706       $2,294,787
                                                                ----------       ----------
Net addition to assets from consolidation of partnerships       $4,989,300       $3,365,685
                                                                ----------       ----------
Total assets                                                    $9,000,391       $6,978,828
                                                                ----------       ----------

Liabilities:
  Financing arrangements                                        $1,730,629       $1,429,692
                                                                ----------       ----------
  Preferred shares of subsidiary (subject to mandatory
   repurchase)                                                  $  273,500       $  273,500
                                                                ----------       ----------
  Notes payable                                                 $  399,837       $  304,888
                                                                ----------       ----------
  Liabilities of consolidated partnerships                      $2,369,289       $1,627,556
                                                                ----------       ----------

Total liabilities                                               $5,017,698       $3,814,911
                                                                ----------       ----------

Minority interests in consolidated subsidiaries                 $  251,940       $  262,274
                                                                ----------       ----------
Preferred shares of subsidiary (not subject to mandatory
  repurchase)                                                   $  104,000       $  104,000
                                                                ----------       ----------
Partners' interests in consolidated partnerships                $2,627,758       $1,747,808
                                                                ----------       ----------

Total shareholders' equity                                      $  998,995       $1,049,835
                                                                ----------       ----------


                                              -------------------------------------------------------------------------------
                                                                      Three Months Ended September 30,
                                              -------------------------------------------------------------------------------
                                                               2006                                     2005
                                              --------------------------------------    -------------------------------------
                                                                                 (Unaudited)
                                                  As                         As            As                        As
                                               Reported  Adjustments(1)  Adjusted(1)    Reported  Adjustments(1)  Adjusted(1)
                                               --------  --------------  -----------    --------  --------------  -----------
Total revenues                                 $ 107,019   $   4,664      $ 102,355     $ 78,844    $   5,322     $  84,166

Interest expense                                 (30,181)         --        (30,181)     (18,214)          --       (18,214)
General and administrative                       (43,678)         --        (43,678)     (30,370)          --       (30,370)
Depreciation and amortization                    (11,033)         --        (11,033)     (16,302)          --       (16,302)
Write-off of intangible assets                    (2,547)         --         (2,547)          --           --            --
Loss on impairment of assets                        (394)         --           (394)        (804)          --          (804)
Expenses and equity losses of consolidated
  partnerships                                  (100,458)    100,458             --      (85,980)      85,980            --
Equity and other income                           (3,320)      9,640          6,320          414           (7)          407
Gain on sale or repayment of loans and
  revenue bonds                                    8,289          --          8,289        3,962           --         3,962

Income allocated to preferred shareholders
  and minority interests                          (7,327)         --         (7,327)      (9,183)          --        (9,183)

Loss allocated to partners of consolidated
  partnerships                                   105,434    (105,434)            --       91,295      (91,295)           --
                                               ---------   ---------      ---------     --------    ---------     ---------

Income before income taxes                        21,804          --         21,804       13,662           --        13,662

Income tax (provision) benefit                    (7,233)         --         (7,233)       5,016           --         5,016
                                               ---------   ---------      ---------     --------    ---------     ---------

Net income                                     $  14,571   $      --      $  14,571     $ 18,678    $      --     $  18,678
                                               =========   =========      =========     ========    =========     =========

  4.4% CRA Preferred dividend requirements        (1,188)         --         (1,188)        (832)          --          (832)
                                               ---------   ---------      ---------     --------    ---------     ---------

Net income available to common
  and CRA shareholders                         $  13,383   $      --      $  13,383     $ 17,846    $      --     $  17,846
                                               =========   =========      =========     ========    =========     =========

Net income per share:
   Basic                                       $    0.23   $      --      $    0.23     $   0.31    $      --     $    0.31
                                               =========   =========      =========     ========    =========     =========
   Diluted                                     $    0.23   $      --      $    0.23     $   0.31    $      --     $    0.31
                                               =========   =========      =========     ========    =========     =========

Weighted average shares outstanding:
   Basic                                          58,015          --         58,015       58,059           --        58,059
                                               =========   =========      =========     ========    =========     =========
   Diluted                                        58,396          --         58,396       58,366           --        58,366
                                               =========   =========      =========     ========    =========     =========


                           CHARTERMAC AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                    (In thousands, except per share amounts)


                                               -------------------------------------------------------------------------------
                                                                       Nine Months Ended September 30,
                                               -------------------------------------------------------------------------------
                                                                2006                                     2005
                                               --------------------------------------    -------------------------------------
                                                                                 (Unaudited)
                                                   As                         As             As                         As
                                                Reported  Adjustments(1)  Adjusted(1)     Reported  Adjustments(1)  Adjusted(1)
                                               ---------  --------------  -----------    ---------- --------------  -----------

Total revenues                                 $ 258,389   $   7,037       $ 265,426     $ 215,270     $  15,406     $ 230,676

Interest expense                                 (80,823)         --         (80,823)      (52,594)           --       (52,594)
General and administrative                      (116,105)         --        (116,105)      (89,650)           --       (89,650)
Depreciation and amortization                    (34,561)         --         (34,561)      (33,467)           --       (33,467)
Write-off of intangible assets                    (2,547)         --          (2,547)           --            --            --
Loss on impairment of assets                      (2,665)         --          (2,665)       (1,902)           --        (1,902)
Expenses and equity losses of consolidated
  partnerships                                  (284,633)    284,633              --      (240,229)      240,229            --
Equity and other income                              738       9,635          10,373         1,490            (7)        1,483
Gain on sale or repayment of loans and
  revenue bonds                                   16,257          --          16,257        10,886            --        10,886

Income allocated to preferred shareholders
  and minority interests                         (17,970)         --         (17,970)      (26,241)           --       (26,241)

Loss allocated to partners of consolidated
  partnerships                                   301,305    (301,305)             --       255,628      (255,628)           --
                                               ---------   ---------       ---------     ---------     ---------     ---------

Income before income taxes                        37,385          --          37,385        39,191            --        39,191

Income tax (provision) benefit                    (3,909)         --          (3,909)       13,716            --        13,716
                                               ---------   ---------       ---------     ---------     ---------     ---------

Net income                                     $  33,476   $      --       $  33,476     $  52,907     $      --     $  52,907
                                               =========   =========       =========     =========     =========     =========

  4.4% CRA Preferred dividend requirements        (3,564)         --          (3,564)         (832)           --          (832)
                                               ---------   ---------       ---------     ---------     ---------     ---------

Net income available to common
   and CRA shareholders                        $  29,912   $      --       $  29,912     $  52,075     $      --     $  52,075
                                               =========   =========       =========     =========     =========     =========

Net income per share:
   Basic                                       $    0.51   $      --       $    0.51     $    0.90     $      --     $    0.90
                                               =========   =========       =========     =========     =========     =========
   Diluted                                     $    0.51   $      --       $    0.51     $    0.89     $      --     $    0.89
                                               =========   =========       =========     =========     =========     =========

Weighted average shares outstanding:
   Basic                                          58,409          --          58,409        57,927            --        57,927
                                               =========   =========       =========     =========     =========     =========
   Diluted                                        58,830          --          58,830        58,234            --        58,234
                                               =========   =========       =========     =========     =========     =========


   Reconciliation of Net Income to Cash Available for Distribution ("CAD")(2)


                                                        --------------------------------   -------------------------------
                                                        Three Months Ended September 30,   Nine Months Ended September 30,
                                                        --------------------------------   -------------------------------
                                                             2006             2005             2006             2005
                                                           --------         --------         --------         --------
(In thousands)
Net income                                                 $ 14,571         $ 18,678         $ 33,476         $ 52,907

4.4% CRA Preferred dividends                                 (1,188)            (832)          (3,564)            (832)
Interest income yield adjustments                             3,651              (77)           4,098             (660)
Fees deferred for GAAP                                       14,394            3,302           23,814           21,758
Depreciation and amortization expense                        11,066           16,302           34,594           33,467
Gain on sale of loans                                        (2,188)          (3,718)          (9,001)         (10,367)
Tax adjustment                                                   63           (2,546)             282          (12,027)
Non-cash compensation                                         9,169            1,523           12,583            5,299
Difference between subsidiary equity distributions
  and income allocated to subsidiary equity holders          (2,978)          (1,018)         (13,212)          (4,372)
Non-cash equity income                                       (6,402)             200           (5,754)             234
Loss on impairment of assets                                    395              803            2,665            1,902
Other, net                                                      538               24              130              114
                                                           --------         --------         --------         --------
CAD                                                        $ 41,091         $ 32,641         $ 80,111         $ 87,423
                                                           ========         ========         ========         ========


(1) As previously reported, CharterMac's earnings results include the results of LIHTC and Property Partnerships consolidated pursuant to FASB Interpretation 46 ( R ), as well as other LIHTC and Property Partnerships we control, but in which we have little or no equity interest. As CharterMac has virtually no equity interest in these partnerships, the net losses generated by them were allocated almost entirely to their investors. The consolidation of these partnerships, therefore, has an insignificant impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement. We act as a general partner of the CMBS Partnerships we sponsor and own a portion of the funds. Adjusted equity income includes our proportionate share of the profits as well as other allocations for general partner services. The adjusted figures presented are not in accordance with generally accepted accounting principles ("GAAP") but are presented for the purpose of comparability.

(2) CharterMac believes that Cash Available for Distribution ("CAD") is helpful to investors in measuring the performance of our Company. CAD is the performance measure used by our chief decision-makers to allocate resources among our segments. CAD represents net income (computed in accordance with GAAP), adjusted for:

     o Cash fees and other revenues received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as fund sponsorship and credit enhancement fees.
     o The effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates.
     o    Depreciation and amortization.
     o Non-cash gains recognized on sale of mortgage loans when servicing rights are retained.
     o    Losses on sales of loans or repayment of revenue bonds.
     o    Impairment losses.
     o The portion of tax benefit or provision that is not expected to be realized in cash.
     o    Non-cash compensation expenses.
     o The difference between earnings allocated to Subsidiary Equity in accordance with GAAP and distributions to holders of that equity.

There is no generally accepted methodology for computing CAD, and the Company's computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.


CERTAIN STATEMENTS IN THIS DOCUMENT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES ARE DETAILED IN CHARTERMAC'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AND INCLUDE, AMONG OTHERS, ADVERSE CHANGES IN THE REAL ESTATE MARKETS INCLUDING, AMONG OTHER THINGS, COMPETITION WITH OTHER COMPANIES; INTEREST RATE FLUCTUATIONS; GENERAL ECONOMIC AND BUSINESS CONDITIONS, WHICH WILL, AMONG OTHER THINGS, AFFECT THE AVAILABILITY AND CREDIT WORTHINESS OF PROSPECTIVE TENANTS, LEASE RENTS AND THE TERMS AND AVAILABILITY OF FINANCING FOR PROPERTIES FINANCED BY MORTGAGE REVENUE BONDS WE OWN; ENVIRONMENT/SAFETY REQUIREMENTS; CHANGES IN APPLICABLE LAWS AND REGULATIONS; OUR TAX TREATMENT, THE TAX TREATMENT OF OUR SUBSIDIARIES AND THE TAX TREATMENT OF OUR INVESTMENTS; RISK OF DEFAULT ASSOCIATED WITH THE MORTGAGE REVENUE BONDS AND OTHER SECURITIES HELD BY US OR OUR SUBSIDIARIES; RISKS ASSOCIATED WITH PROVIDING CREDIT INTERMEDIATION; RISK OF LOSS UNDER MORTGAGE BANKING LOSS SHARING AGREEMENTS; THE RISK THAT RELATIONSHIPS WITH KEY INVESTORS AND DEVELOPERS MAY NOT CONTINUE; OUR ABILITY TO GENERATE FEE INCOME MAY NOT CONTINUE; AND RISKS RELATED TO THE FORM AND STRUCTURE OF OUR FINANCING ARRANGEMENTS.. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS DOCUMENT. CHARTERMAC EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN CHARTERMAC'S EXPECTATIONS WITH REGARD THERETO OR CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

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